EXHIBIT (8)(c)(2)

AMENDMENT NO. 4 TO PARTICIPATION AGREEMENT

(ALLIANCE)

AMENDMENT NO. 4

TO

PARTICIPATION AGREEMENT

Amendment No. 4 to the Participation Agreement (the “Agreement”), dated as of May 1, 2000, between TRANSAMERICA LIFE INSURANCE COMPANY (“Insurer”); AFSG SECURITIES CORPORATION (“Contracts Distributor”); ALLIANCE CAPITAL MANAGEMENT L.P. (“Adviser”); and ALLIANCEBERNSTEIN INVESTMENT RESEARCH AND MANAGEMENT, INC. (formerly, ALLIANCE FUND DISTRIBUTORS, INC.) (“Distributor”).

Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:

AMENDED SCHEDULE A

SEPARATE ACCOUNTS, CONTRACTS AND PORTFOLIOS

Name of Separate Account and Date Established by the Board of Directors	SEC File Numbers of the Contracts Funded	Portfolios
Separate Account VA A February 17, 1997	33 Act File No. 333-26209 40 Act File No. 811-09172 (The Atlas Portfolio Builder Variable Annuity)	• AllianceBernstein Growth Portfolio • AllianceBernstein Premier Growth Portfolio • AllianceBernstein Technology Portfolio

Retirement Builder Variable Annuity Account March 29, 1996	33 Act File No. 333-07509 40 Act File No. 811-07689 (Portfolio Select Variable AnnuitySM)	• AllianceBernstein Premier Growth Portfolio • AllianceBernstein Technology Portfolio

Separate Account VA B January 19, 1990

33 Act File No. 033-33085

40 Act File No. 811-06032

(Transamerica Landmark Variable Annuity and Transamerica Landmark ML Variable Annuity)

33 Act File No. 033-56908

40 Act File No. 811-06032

(Transamerica Freedom Variable Annuity)

• AllianceBernstein Growth & Income Portfolio • AllianceBernstein Premier Growth Portfolio

Separate Account VA C February 20, 1997	33 Act File No. 333-83957 40 Act File No. 811-09503 (Transamerica EXTRA Variable Annuity)	• AllianceBernstein Growth & Income Portfolio • AllianceBernstein Premier Growth Portfolio

Separate Account VA D February 20, 1997	33 Act File No. 333-94489 40 Act File No. 811-09777 (Transamerica Access Variable Annuity)	• AllianceBernstein Growth & Income Portfolio • AllianceBernstein Premier Growth Portfolio

Separate Account VA K July 10, 2001	33 Act File No. 333-76230 40 Act File No. 811-10617 (Retirement Income Builder III Variable Annuity)	• AllianceBernstein Premier Growth Portfolio • AllianceBernstein Technology Portfolio

Separate Account VA R November 26, 2001	33 Act File No. 333-109580 40 Act file No. 811-21441 (Transamerica Principium Variable Annuity)	• AllianceBernstein Premier Growth Portfolio • Alliance Bernstein Growth and Income Portfolio

Separate Account VA Q November 26, 2001	33 Act File No. 333-110049 40 Act File No. 811-21461 (Flexible Premium Variable Annuity –B)	• AllianceBernstein Premier Growth Portfolio • AllianceBernstein Technology Portfolio

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Effective Date: May 1, 2004

TRANSAMERICA LIFE INSURANCE COMPANY		ALLIANCE CAPITAL MANAGEMENT L.P.
		By:	Alliance Capital Management Corporation, its General Partner

By:	/s/ John K. Carter	By:	/s/ Illegible

Name:	John K. Carter	Name:

Title:	Assistant Secretary	Title:

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AFSG SECURITIES CORPORATION		ALLIANCEBERNSTEIN INVESTMENT RESEARCH AND MANAGEMENT, INC.

By:	/s/ John K. Carter	By:	/s/ Richard A. Winge

Name:	John K. Carter	Name:	Richard A. Winge

Title:	Vice President	Title:	Managing Director, SVP

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